Exhibit 10.1

RESTRICTED STOCK AWARD

ADTRAN, INC. hereby grants the following Award through the ADTRAN, Inc. 2020 Directors Stock Plan (the “Plan”), as described herein.

Participant:  As set forth in the Morgan Stanley StockPlan Connect (the “Portal”).

Number of Shares of Restricted Stock:  As set forth in the Portal.

Grant Date:  As set forth in the Portal,

Period(s) of Restriction/Vesting Schedule: In general, subject to certain accelerated vesting and forfeiture provisions, so long as you have not ceased to be a director of ADTRAN, Inc., your Award will vest as follows:

Date of Vest	Vesting Percentage
1st Anniversary	100%
of Grant Date

Notwithstanding the foregoing, your Restricted Stock shall become 100% vested immediately upon your death or Disability (as defined in the Plan) or upon a Change of Control (as defined in the Plan).

Additional Terms and Conditions: Your rights and duties and those of ADTRAN, Inc. under your Award are governed by the provisions of this Restricted Stock Award, the Plan document, and the attached Restricted Stock Terms and Conditions, both of which are incorporated into this Award by reference.  If there is any discrepancy between these documents, the Plan document will always govern.

Questions: If you have any questions regarding your Award, please see the enclosed Restricted Stock Terms and Conditions, or contact Meaghan Morris 256-963-6315.

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

These Restricted Stock Award Terms and Conditions (these “Terms and Conditions”) are intended to help you better understand the terms and conditions of Restricted Stock granted to you under the ADTRAN, INC. 2010 DIRECTORS STOCK PLAN (the “Plan”), as evidenced by the Restricted Stock Award (the “Award”).  Capitalized terms used, but not defined herein, shall have the meaning  given such term in the Plan.

1.Service with the Company. Each Award of Restricted Stock is conditioned on your continuous service on the Board of the Company from the Date of Award through the lapsing of  restrictions applicable to the Restricted Stock (the “Period of Restriction”).

2.Limitations During Period of Restriction. During the Period of Restriction you will not be able to pledge or transfer the Restricted Stock, whether voluntarily or involuntarily, by operation of law or otherwise, except by will or by the laws of descent and distribution. During the Period of Restriction, the Company will (i) hold your Restricted Stock in uncertificated form in a restricted account until the end of the Period of Restriction or (ii) deposit or transfer the Restricted Stock electronically to a custodian designated by the Committee in accordance with the terms of the Plan. As soon as practicable after the lapse of the Period of Restriction, the Company shall deliver the stock certificates to you (in paper or electronic form). You must execute the Irrevocable Power of Attorney, which is attached hereto as Appendix “A”, to grant the Company the discretionary power to transfer forfeited stock back to the Company, to a shareholder, or to another person. Except as otherwise provided herein, you will not have shareholder rights on the Restricted Stock until the Period of Restrictions lapses.

3.Vesting. Each Award of Restricted Stock shall become vested (i.e., the Period of Restrictions shall lapse) on the first anniversary of the Date of Award; provided, if you cease to serve as Director, your rights with regard to all non-vested Restricted Stock shall cease immediately. Notwithstanding the foregoing, the Restricted Stock shall become 100% vested immediately upon your death, Disability (as defined in the Plan) or upon a Change of Control (as defined in the Plan).

4.Dividend Credits. Any cash dividends paid on Common Stock underlying your Restricted Stock during the Period of Restriction shall be credited to a bookkeeping account which shall be hypothetically invested in whole shares of Common Stock. Upon the lapse of restrictions on the Restricted Stock, the Company will immediately pay you the accumulated value of the bookkeeping account in the form of whole shares of Common Stock, plus any remaining cash.

5.

Lapse of Restrictions. Once the Period of Restriction lapses with respect to Restricted Stock, you will normally be entitled to all rights of ownership to such Stock. Notwithstanding the foregoing, the following requirements, limitations, and restrictions shall apply to all Restricted Stock issued under this Award:

(a)No Restricted Stock shall be issued under this Award unless in compliance with applicable federal and state tax and securities laws;

(b)As a condition to the grant of this Award and issuance of the Restricted Stock, you will deliver to the Company such signed representations as may be necessary, in the opinion of counsel satisfactory to the Company, for compliance with applicable federal and state securities laws;

(c)Your ability to transfer your Common Stock may be restricted under federal or state securities laws.  You shall not resell or offer for resale your Common Stock (or any securities   issued in lieu thereof) unless it has been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Company;

(d)Your Common Stock is subject to the terms and conditions of the Company’s Bylaws and certificate of incorporation, as they may be amended from time to time; and

(e)The certificates for your Restricted Stock shall bear any legends deemed necessary by the Committee.

6.Taxes Due On Stock. Normally, when the Period of Restriction ends on your Restricted Stock,  you will be responsible for Federal, state, local and foreign taxes (including, without limitation, your FICA or SECA obligation) on the current fair market value of the Common Stock. The Company may withhold shares from the Common Stock issued to the extent required by any federal, state, local or foreign law to satisfy withholding or other tax-related obligations; however, any tax liability resulting from this Award remains your responsibility.

You may have the right, by properly filing an election under Code Section 83(b) within 30 days after the initial grant of your Restricted Stock hereunder, to elect to be taxed immediately on the value of your Restricted Stock determined at Date of Award. It is your sole responsibility and not the Company’s to decide whether to make such an 83(b) Election and to timely file all necessary paperwork with the appropriate governmental authorities. If you make an 83(b) Election, you are also required to promptly notify the Company by sending a copy of your written election form to: Roger Shannon, Secretary, ADTRAN, Inc., 901 Explorer Boulevard, Huntsville, AL, 35806. For your convenience,  we  have attached an 83(b) Election Form as Appendix “B,” which you may use to make your election.

7.Termination of Service. If your service on the Board terminates for any reason other than death, Disability, or following a Change of Control, your rights with respect to any non-vested Restricted Stock shall cease immediately.

8.Administration. These Terms and Conditions and your rights hereunder are subject to all the  terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. A copy of the Plan has been made available to you and is hereby made a part of these Terms and Conditions as though its terms were set forth herein verbatim. In the event there is any inconsistency between the terms of these Terms and Conditions and the Plan, the terms of the Plan shall supersede and replace the inconsistent terms of these Terms and Conditions. It is expressly understood that the Committee is authorized to  administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and these Terms and Conditions, all of which shall be binding upon you.

9.Amendment, Modification or Termination. The number and kind of shares subject to this Award and the purchase price (if any) per share are subject to adjustment as provided in the Plan. In addition, the Plan contains certain provisions giving the Board (and in some cases, the Committee) the power to amend, modify, or terminate this Award or the Plan at any time. However, except as  specifically  provided in the Plan, no such termination, amendment, or modification of the Plan or this Award may in any material way adversely affect your rights under this Award without your written consent.

10.Governing Law. To the extent not preempted by Federal law, these Terms and Conditions shall  be construed and enforced in accordance with the laws of the State of Alabama.

APPENDIX A

IRREVOCABLE STOCK POWER

For   value   received,   and   pursuant   to   that   certain   Restricted   Stock   Award        between                      (“Participant”) and ADTRAN, Inc., dated                    ,               (the “Agreement”), Participant hereby sells, assigns and transfers unto ADTRAN, Inc.         shares of the common stock of ADTRAN, Inc., standing in Participant's name on the books of said corporation represented by Certificate No. (if applicable) herewith and does hereby irrevocably constitute  and  appoint the Secretary of ADTRAN, Inc. (or his or her delegate) to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AWARD AGREEMENT, THE TERMS AND CONDITIONS, THE PLAN, AND THE APPENDICES THERETO.

Dated:

Signature

APPENDIX B

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

On         , 20      , the undersigned acquired           shares of common stock (the “Shares”) in ADTRAN, Inc. (the “Company”), which are subject to certain restrictions pursuant to the ADTRAN, Inc. 2010 Directors Stock Plan (the “Plan”) and other organizational documents of the Company.

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code and Treasury Regulation §1.83-2 promulgated thereunder, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name of Taxpayer:

Address:

Identification No :

Taxable year:

2.The property with respect to which the election is made is described as follows: common stock of ADTRAN, Inc.

3.The date on which the property was transferred is:        .

4.The property is subject to risk of forfeiture upon the occurrence of specified contingencies as set forth in the Plan, restricted stock award agreement and terms and conditions thereto, and other organizational documents of the Company.

5.The fair market value at the time of transfer, determined without regard to any restrictions other than a restriction that by its terms will never lapse, of such property is:

$ [	] per Share.

6.The amount (if any) paid for such property is: $ [        ] per Share.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee  of such property is the person performing the services in connection with the transfer of said property.

Dated:

Taxpayer

General Business

, 2

Certified Mail Receipt No:

Internal Revenue Service Center [Address]

Re:Section 83(b) Election

Dear Sirs:

Enclosed please find an election and statement made pursuant to the provisions of Section 83(b) of the Internal Revenue Code and applicable Treasury Regulations. Please process this in your usual manner.

Very truly yours,

cc:[Secretary of ADTRAN, Inc.]